UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

W. R. BERKLEY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-1867895
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

475 Steamboat Road, Greenwich, CT 06830

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
4.125% Subordinated Debentures due 2061	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [ ]

Securities Act registration statement file number to which this form relates:

333-249950

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

W. R. Berkley Corporation (the “Registrant”) hereby incorporates by reference herein the description of its 4.125% Subordinated Debentures due 2061 (the “Debentures”) to be registered hereunder, set forth under the heading “Description of Debentures” in the Registrant’s Prospectus Supplement, dated February 3, 2021, and, to the extent not superseded by the aforementioned description in the Prospectus Supplement, as set forth under the heading “Description of the Debt Securities” in the Registrant’s Prospectus dated November 6, 2020, constituting part of the Registration Statement on Form S-3 (File No. 333-249950) of the Registrant, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Debentures are expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits

4.1	Subordinated Indenture, dated as of March 26, 2018, between the Registrant and The Bank of New York Mellon, as Trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed March 26, 2018).

4.2	Fourth Supplemental Indenture, dated as of February 10, 2021, between the Registrant and the Trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K filed February 10, 2021).

4.3	Form of 4.125% Subordinated Debentures due 2061 Global Debenture (included in Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

W. R. BERKLEY CORPORATION

By:	/s/ Richard M. Baio

Name:	Richard M. Baio
Title:	Executive Vice President –
Chief Financial Officer and Treasurer

Date: February 10, 2021